Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Amendment to Investment Advisory Agreement between the Trust and Guggenheim Partners Investment Management, LLC with respect to the Transparent Value Directional Allocation VI Portfolio is incorporated herein by reference to Exhibit (d)(1)(B) to Post-Effective Amendment No. 20 to Registrant’s Registration Statement filed on May 6, 2014, accession number: 0001193125-14-184346.